As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL SENIOR LIVING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2678809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14160 Dallas Parkway, Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

2007 OMNIBUS STOCK AND INCENTIVE PLAN FOR CAPITAL SENIOR LIVING CORPORATION

(Full title of the plan)

David R. Brickman, Esq.

Senior Vice President, Secretary and General Counsel

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

(Name and address of agent for service)

(972) 770-5600

(Telephone number, including area code, of agent for service)

Copies to:

Winston W. Walp II, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	2,000,000 shares	$24.89	$49,780,000	$5,784.44

(1)	Represents shares of common stock being registered for issuance under the 2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan, which provides for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar events.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices per share of Capital Senior Living Corporation’s common stock, as reported by the New York Stock Exchange on May 14, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Capital Senior Living Corporation (the “Company”) to register an additional 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the 2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as amended (the “Plan”). These shares are in addition to the 2,600,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-143403) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2007. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item	3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated in this Registration Statement by reference:

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 27, 2015;

2.	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on May 6, 2015;

3.	the Company’s Current Report on Form 8-K, filed with the Commission on February 26, 2015 (except any information, including exhibits, furnished to the Commission pursuant Items 2.02 and 7.01); and

4.	the description of the Common Stock contained in the section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (Registration No. 333-33379), filed with the Commission on August 12, 1997, including any amendment or report filed for the purpose of updating such description.

Any future filings the Company makes with the Commission under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, other than information, including exhibits, furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this Registration Statement.

Item 8.	Exhibits.

The exhibits to the Registration Statement are listed in the Exhibit Index to this Registration Statement and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on May 21, 2015.

CAPITAL SENIOR LIVING CORPORATION

By:	/s/ David R. Brickman
David R. Brickman
Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Capital Senior Living Corporation hereby constitutes and appoints Lawrence A. Cohen, Keith N. Johannessen and David R. Brickman, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Lawrence A. Cohen Lawrence A. Cohen	Chief Executive Officer, Vice Chairman of the Board and Director (Principal Executive Officer)	May 21, 2015

/s/ Keith N. Johannessen Keith N. Johannessen	President and Chief Operating Officer and Director	May 21, 2015

/s/ Carey P. Hendrickson Carey P. Hendrickson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2015

/s/ James A. Moore James A. Moore	Chairman of the Board	May 21, 2015

/s/ Phillip A. Brooks Philip A. Brooks	Director	May 21, 2015

/s/ Kimberly S. Herman Kimberly S. Herman	Director	May 21, 2015

/s/ E. Rodney Hornbake E. Rodney Hornbake	Director	May 21, 2015

/s/ Jill M. Krueger Jill M. Krueger	Director	May 21, 2015

/s/ Ronald A. Malone Ronald A. Malone	Director	May 21, 2015

/s/ Michael W. Reid Michael W. Reid	Director	May 21, 2015

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

4.1		Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-33379) filed with the Commission on September 8, 1997).

4.2		Amendment to the Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 15, 1999).

4.3		Second Amended and Restated Bylaws of Capital Senior Living Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2013).

4.4		Rights Agreement, dated as of February 25, 2010, between Capital Senior Living Corporation and Mellon Investor Services LLC, as Rights Agent, including all exhibits thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 26, 2010).

4.5		Form of Certificate of Designation of Series A Junior Participating Preferred Stock, par value $0.01 per share, of Capital Senior Living Corporation (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 26, 2010).

4.6		Form of Right Certificate (included as Exhibit B to the Rights Agreement, which is filed as Exhibit 4.4 hereto, as amended pursuant to the First Amendment to Rights Agreement, which is filed as Exhibit 4.8 hereto, and incorporated herein by reference).

4.7		Form of Summary of Rights (included as Annex A to the First Amendment to Rights Agreement, which is filed as Exhibit 4.8 hereto and incorporated herein by reference).

4.8		First Amendment to Rights Agreement, dated as of March 5, 2013, between Capital Senior Living Corporation and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2013).

5.1	*	Opinion of Norton Rose Fulbright US LLP

23.1	*	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1).

23.2	*	Consent of Ernst & Young LLP

24.1	*	Power of Attorney (included on signature pages).

99.1		2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 31, 2007).

99.2		First Amendment to 2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 31, 2007).

99.3		Amended and Restated Second Amendment to 2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed with the Commission on April 16, 2015).
*	Filed herewith.